UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TECO Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
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	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOR IMMEDIATE RELEASE

TECO ENERGY SCHEDULES SPECIAL SHAREHOLDER MEETING ON PROPOSED ACQUISITION BY EMERA INC.

Tampa, Fla. (Oct. 22, 2015) – TECO Energy Inc. (NYSE: TE) has scheduled a special meeting of its shareholders to vote on the proposed acquisition by Emera Inc.

The proposed acquisition is subject to TECO Energy shareholder approval, regulatory approvals and certain other customary closing conditions.

The special meeting of shareholders will be held at TECO Energy’s corporate headquarters at 702 N. Franklin St. in Tampa at 2 p.m. Eastern Time on Dec. 3. Shareholders of record as of the close of business on Oct. 21 will be entitled to vote at the special meeting.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves more than 715,000 customers in West Central Florida; Peoples Gas System serves more than 360,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of TECO Energy for their consideration at a special meeting to be held on Dec. 3, 2015. In connection with the proposed transaction, on Oct. 22, TECO Energy filed a definitive proxy statement and a form of proxy card with the U.S. Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for the special meeting. TECO Energy anticipates that the definitive proxy statement and a proxy card will be mailed to TECO Energy shareholders of record as of Oct. 21, the record date fixed by the TECO Energy’s board of directors for the special meeting, beginning on or about Oct. 23. This communication is not a substitute for the definitive proxy statement.

TECO ENERGY SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed by TECO Energy with the SEC, when filed, are available free of charge at the SEC’s website (www.sec.gov), at TECO Energy’s website at www.tecoenergy.com or by sending a written request to TECO Energy Inc., Corporate Secretary, P.O. Box 111, Tampa, FL 33602.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy shareholders in connection with the proposed transaction. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, in connection with its 2015 annual meeting of shareholders, in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, and in the definitive proxy statement.

Media Contact: Cherie Jacobs 813.228.4945

Investor Contact: Mark Kane 813.228.1772

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